================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   Form 8-K/A



                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported) October 29, 1996
                                                        ----------------



                          TeleSpectrum Worldwide Inc.
                      -------------------------------------------
             (Exact name of registrant as specified in its Charter)


    Delaware                   0-21107                  23-2845501
------------------     -----------------------    ---------------------
 (State or other       (Commission File Number)        (IRS Employer
 jurisdiction of                                  Identification Number)
 incorporation or
 organization)




                                 443 South Gulph Road
                              King of Prussia, PA  19406
                                   (610) 878-7400
                  ---------------------------------------------
                   (Address, including zip code, and telephone
                     number [including area code] of registrant's
                           principal executive office)



================================================================================

Item 7. Combined Financial Statements, Pro Forma Financial Information and
--------------------------------------------------------------------------
Exhibits
--------

(a)    Combined Financial Statements of TARP, Inc. TARP Information
       ------------------------------------------------------------
       Systems and TARP (Europe) Limited.                              Page No.
       ----------------------------------                              --------
       Report of Independent Public Accountants                          F-1

       Combined Balance Sheets                                           F-2

       Combined Statements of Income                                     F-3

       Combined Statements of Shareholders' Equity                       F-4

       Combined Statements of Cash Flows                                 F-5

       Notes to Combined Financial Statements                            F-6


(b)    Pro Forma Combined Financial Information of TeleSpectrum
       --------------------------------------------------------
       Worldwide Inc. and Subsidiaries
       -------------------------------

       Basis of Presentation                                             F-15

       Unaudited Pro Forma Combined Statement of Income for the
          Year Ended December 31, 1995                                   F-16

       Unaudited Pro Forma Combined Statement of Income for  the
          Nine Months Ended September 30, 1996                           F-17

       Unaudited Pro Forma Combined Balance Sheet as of
          September 30, 1996                                             F-18

       Notes to Unaudited Pro Forma Combined Financial Statements        F-19

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To TARP, Inc. and Affiliates:

We have audited the accompanying combined balance sheets of TARP, Inc. and Affiliates as identified in Note 1 as of December 31, 1994 and 1995, and the related combined statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of TARP, Inc. and Affiliates as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                By: /s/ Arthur Andersen LLP

 Philadelphia, Pa.,
December 13, 1996

                           TARP, INC. AND AFFILIATES
                           -------------------------

                            COMBINED BALANCE SHEETS
                            -----------------------

                                (in thousands)
                                --------------

                                                             December 31,
                                                          --------------------  September 30,
                 ASSETS                                     1994        1995         1996
                 ------                                   --------    --------  -------------
                                                                                  (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                  $3,234    $4,541          $4,865
  Accounts receivable, net of reserves of $27, $31
   and $32 in 1994, 1995 and 1996                             2,772     1,720           1,563
  Unbilled revenues                                             444       345             130
  Prepaid expenses and other                                    201       338             235
  Current portion of related party note receivable               --       224              --
                                                             ------    ------          ------
          Total current assets                                6,651     7,168           6,793
PROPERTY AND EQUIPMENT, net                                     244       322             372
RELATED PARTY NOTE RECEIVABLE                                   207        --              --
OTHER ASSETS                                                     61        12              11
                                                             ------    ------          ------
                                                             $7,163    $7,502          $7,176
                                                             ======    ======          ======
     LIABILITIES AND SHAREHOLDERS' EQUITY
     ------------------------------------
CURRENT LIABILITIES:
  Current portion of capital lease obligations               $   26    $    7          $   --
  Accounts payable                                              543       195             337
  Accrued liabilities                                           855     1,291           1,303
  Shareholders distributions payable                             --        --           3,801
  Deferred revenue                                            1,523     1,248           1,046
                                                             ------    ------          ------
          Total current liabilities                           2,947     2,741           6,487
                                                             ------    ------          ------
CAPITAL LEASE OBLIGATIONS                                         7        --              --
                                                             ------    ------          ------
OTHER NONCURRENT LIABILITIES                                     97        71              62
                                                             ------    ------          ------
COMMITMENTS AND CONTINGENCIES (Note 6)
SHAREHOLDERS' EQUITY:
  Common stock (Note 7)                                         151       151             161
  Retained earnings                                           3,972     4,574             485
  Cumulative translation adjustment                             (10)      (34)            (18)
  Treasury stock, at cost                                        (1)       (1)             (1)
                                                             ------    ------          ------
          Total shareholders' equity                          4,112     4,690             627
                                                             ------    ------          ------
                                                             $7,163    $7,502          $7,176
                                                             ======    ======          ======

       The accompanying notes are an integral part of these statements.

                           TARP, INC. AND AFFILIATES
                           -------------------------


                         COMBINED STATEMENTS OF INCOME
                         -----------------------------

                                (in thousands)
                                --------------


                                                     For the                    For the
                                                    Year Ended             Nine Months Ended
                                                   December 31,              September 30,
                                          -----------------------------   ------------------
                                            1993      1994       1995       1995       1996
                                          --------  ---------  --------   ---------  -------
                                                                               (unaudited)
REVENUES                                   $7,770    $10,700    $10,986     $8,423    $8,312
                                          -------   --------   --------   --------   -------
OPERATING EXPENSES:
  Cost of services                          3,803      4,834      4,248      3,619     3,505
  Selling, general and
   administrative expenses                  2,489      2,085      2,729      2,060     2,367
                                          -------   --------   --------   --------   -------
     Total operating expenses               6,292      6,919      6,977      5,679     5,872
                                          -------   --------   --------   --------   -------
      Operating income                      1,478      3,781      4,009      2,744     2,440
INTEREST INCOME                                68        132        243        147       162
INTEREST EXPENSE                              (13)        (5)        (1)        --        --
                                          -------   --------   --------   --------   -------
      Income before
        income taxes                        1,533      3,908      4,251      2,891     2,602
INCOME TAXES                                  (39)       (71)      (109)       (72)     (107)
                                          -------   --------   --------   --------   -------
NET INCOME                                 $1,494    $ 3,837    $ 4,142     $2,819    $2,495
                                          =======   ========   ========   ========   =======

PRO FORMA DATA (Unaudited):
  Historical income before
         income taxes                      $1,533    $ 3,908    $ 4,251     $2,891    $2,602
  Pro forma provision for
         income taxes                        (607)    (1,545)    (1,692)    (1,151)   (1,038)
                                          -------   --------   --------   --------   -------
      Pro forma net income                 $  926    $ 2,363    $ 2,559    $ 1,740    $1,564
                                          =======   ========   ========   ========   =======

       The accompanying notes are an integral part of these statements.

                           TARP, INC. AND AFFILIATES
                           -------------------------

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                  -------------------------------------------

                                (in thousands)
                                --------------

                                                              Cumulative
                                          Common   Retained   Translation   Treasury   Shareholders'
                                           Stock   Earnings   Adjustments     Stock        Equity
                                          ------   --------   -----------   --------   -------------
BALANCE, JANUARY 1, 1993                  $  151   $ 1,949    $      (25)   $    (1)   $      2,074
   Net income                                 --     1,494            --         --           1,494
   Distributions to shareholders              --      (700)           --         --            (700)
   Foreign currency translation
       adjustment                             --        --            (1)        --              (1)
                                          ------   -------    ----------    -------    ------------

BALANCE, DECEMBER 31, 1993                   151     2,743           (26)        (1)          2,867
   Net income                                 --     3,837            --         --           3,837
   Distributions to shareholders              --    (2,608)           --         --          (2,608)
   Foreign currency translation
       adjustment                             --        --            16         --              16
                                          ------   -------    ----------    -------    ------------

BALANCE, DECEMBER 31, 1994                   151     3,972           (10)        (1)          4,112
   Net income                                 --     4,142            --         --           4,142
   Distributions to shareholders              --    (3,540)           --         --          (3,540)
   Foreign currency translation
       adjustment                             --        --           (24)        --             (24)
                                          ------   -------    ----------    -------    ------------

BALANCE, DECEMBER 31, 1995                   151     4,574           (34)        (1)          4,690
   Net income (unaudited)                     --     2,495            --         --           2,495
   Distributions to shareholders
       (unaudited)                            --    (6,320)           --         --          (6,320)
   Issuance of stock (Note 7)
       (unaudited)                            10        --            --         --              10
   Foreign currency translation
       adjustment  (unaudited)                --        --            16         --              16
   TARP (Europe) Limited's fiscal year
       conversion  (Note 1) (unaudited)       --      (264)           --         --            (264)
                                          ------   -------    ----------    -------    ------------

BALANCE, SEPTEMBER 30, 1996 (UNAUDITED)   $  161   $   485    $      (18)   $    (1)   $        627
                                          ======   =======    ==========    =======    ============

       The accompanying notes are an integral part of these statements.

                           TARP, INC. AND AFFILIATES
                           -------------------------

                       COMBINED STATEMENTS OF CASH FLOWS
                       ---------------------------------

                                (in thousands)
                                --------------

                                                                 For the                         For the
                                                               Year Ended                   Nine Months Ended
                                                              December 31,                    September 30,
                                                       -----------------------------    --------------------------
                                                          1993      1994      1995         1995            1996
                                                       ---------  --------  --------    ---------       ----------
                                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                            $   1,494  $  3,837  $  4,142    $   2,819       $    2,495
 Adjustments to reconcile net income to net cash and
    cash equivalents provided by operating activities-
      Gain on sale of property and equipment                  35        --         4            4               --
      Provision for sublet leases                            109        --        --           --               --
      Depreciation and amortization                          138       132       160          131              154
      Changes in operating assets and liabilities--
          Accounts receivable                               (250)     (985)      987         (307)             198
          Unbilled revenues                                 (105)     (181)       88         (125)             425
          Prepaid expenses and other assets                   21       (53)     (143)        (182)              67
          Accounts payable                                  (605)      336      (334)         487              144
          Accrued liabilities and other                      140      (102)      444          181              253
          Deferred revenue                                   444       345      (253)         112             (284)
                                                       ---------  --------  --------    ---------       ----------
             Net cash provided by operating activities     1,421     3,329     5,095        3,120            3,452
                                                       ---------  --------  --------    ---------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                        (158)      (96)     (248)        (155)            (214)
 (Increase) decrease in note receivable                     (150)       47        50           43               53
                                                       ---------  --------  --------    ---------       ----------
             Net cash used in investing activities          (308)      (49)     (198)        (112)            (161)
                                                       ---------  --------  --------    ---------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholders                              (700)   (2,608)   (3,540)      (2,040)          (2,295)
 Repayments of debt                                          (35)       --        --           --               --
 Principal payments on capital lease obligations             (13)      (23)      (26)         (24)              (7)
 Increase in related-party note receivable                   (17)       (9)      (17)          --              (14)
 Proceeds from sale of stock                                  --        --        --           --               10
                                                       ---------  --------  --------    ---------       ----------
             Net cash used in financing activities          (765)   (2,640)   (3,583)      (2,064)          (2,306)
                                                       ---------  --------  --------    ---------       ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (7)      (10)       (7)          11               19
                                                       ---------  --------  --------    ---------       ----------
             Net increase in cash and cash equivalents       341       630     1,307          955            1,004

CASH AND CASH EQUIVALENTS, beginning of period             2,263     2,604     3,234        3,158            3,861
                                                       ---------  --------  --------    ---------       ----------
CASH AND CASH EQUIVALENTS, end of period               $   2,604  $  3,234  $  4,541    $   4,113       $    4,865
                                                       =========  ========  ========    =========       ==========

       The accompanying notes are an integral part of these statements.

                           TARP, INC. AND AFFILIATES
                           -------------------------

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                    --------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)



1. NATURE OF BUSINESS AND PRINCIPLES OF COMBINATION:
   -------------------------------------------------

Background Information

In October 1996, TeleSpectrum Worldwide Inc. ("TeleSpectrum Worldwide") acquired substantially all of the assets (and assumed substantially all of the liabilities) of TARP, Inc. and TARP Information Systems, Inc. and acquired all of the outstanding stock of TARP (Europe) Limited (together the combined companies are referred to as "TARP, Inc. and Affiliates or the "Company"). The combined purchase price excluding transaction costs for TARP, Inc. and Affiliates consisted of $15 million in cash, 261,632 shares of TeleSpectrum Worldwide common stock and earnout provisions whereby the sellers may be entitled to additional purchase price during the next three years of up to $5 million based upon the achievement of defined operating results of the Company's businesses.

The Company provides customer research and consulting services primarily to Fortune 500 companies in various industries. The Company's operations are located primarily in the United States and Europe.

Principles of Combination

The combined financial statements for the years ended December 31, 1993, 1994 and 1995, include the accounts of TARP, Inc. and TARP Information Systems, Inc. on a calendar-year basis ended December 31, 1993, 1994 and 1995, respectively, and include the accounts of TARP (Europe) Limited on a fiscal year basis ended March 31, 1994, 1995 and 1996, respectively. The financial statements are combined due to the common ownership of each entity. In 1996 TARP (Europe) Limited changed its year-end from March 31 to December 31. The unaudited financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, reflect the accounts of TARP, Inc., TARP Information Systems, Inc. and TARP (Europe) Limited for the periods from January 1 to September 30. As a result, the Combined Statement of Shareholders' Equity includes a reduction to retained earnings of $264,000 representing the net income of TARP (Europe) Limited for the period of January 1, 1996 to March 31, 1996. The financial statements reflect the elimination of all significant intercompany accounts and transactions.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                  September 30, 1995 and 1996, is unaudited)



2. SIGNIFICANT ACCOUNTING POLICIES:
   --------------------------------

Revenue Recognition

The Company recognizes revenue on fixed-price consulting contracts using the percentage-of-completion method based primarily on direct costs incurred to date compared with total estimated direct costs. Changes in total estimated contract hours and direct costs or losses, if any, are recognized in the period they are determined. Additional revenues for out-of-pocket and direct costs, such as postage and printing, related to fixed-price consulting contracts are recognized as the associated costs are incurred. Revenue from software license fees is recognized upon installation. Revenue from software support contracts is billed in advance and is recognized as revenue on a straight-line basis over the term of the support contract. Revenues recognized in excess of amounts billed are classified as unbilled revenues on the accompanying combined balance sheets. Amounts received from clients in excess of revenues recognized to date are classified as deferred revenue in the accompanying combined balance sheets.

Revenues from speaking engagements, training courses and other short-term projects are primarily recognized when the services are performed.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash equivalents were composed primarily of money market funds and overnight repurchase agreements.

The Company also maintains cash accounts that, at times, may exceed federally insured limits. The Company has not experienced losses from maintaining cash accounts in excess of federally insured limits. The Company believes that it is not exposed to significant credit risk in relation to its cash accounts.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the term of the lease. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of three to ten years.

Expenditures for maintenance, repairs and betterments that do not extend the useful life of an asset are charged to operations as incurred. Additions and betterments that substantially extend the useful life of the assets are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                  September 30, 1995 and 1996, is unaudited)


Statement of Cash Flows

For the years ended December 31, 1993, 1994 and 1995, and the nine months ended September 30, 1995 and 1996, the Company paid interest of $30,000, $13,000, $3,000, 2,000 and $1,000, respectively.

For the years ended December 31, 1993, 1994 and 1995, the Company paid taxes of $36,000, $29,000, and $87,000, respectively. No taxes were paid during the nine months ended September 30 1995 and 1996.
Income Taxes

TARP, Inc. and TARP Information Systems, Inc. have elected to be taxed under Subchapter S of the Internal Revenue Code. As a result, these companies are not subject to federal or state income taxes, and the taxable income of the companies is included in the shareholders' tax returns. Therefore, no provision for federal and state income taxes has been made related to TARP, Inc. and TARP Information Systems, Inc. in the accompanying combined financial statements.

TARP (Europe) Limited is subject to international income taxes (U.K. Corporation
Tax), and a provision for such taxes is included in the accompanying combined statements of income under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The Company's combined income tax provision for all periods consists of U.K. Corporation taxes. Deferred taxes are immaterial.

The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying combined financial statements. In the event that the S Corporation status at TARP, Inc. and TARP Information Systems, Inc. is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying combined financial statements.

Given the sale of the businesses (see Note 1), for informational purposes, the accompanying combined statements of income include an unaudited pro forma adjustment for income taxes which would have been recorded if The Company had not been an S Corporation, based on the tax laws in effect during the respective periods. The differences between the statutory income tax rates and the pro forma income tax rate primarily related to state and local income taxes and expenses not deductible for tax purposes.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
      (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996, is unaudited)


Fair Value of Financial Instruments

Cash and cash equivalents, accounts receivable, unbilled revenues, accounts payable and accrued liabilities are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amount of capital lease obligations approximates fair value at the balance sheet dates.

Currency Translation

The accounts of TARP (Europe) Limited are translated in accordance with SFAS No. 52, "Foreign Currency Translation," which requires that assets and liabilities of international operations be translated using the exchange rate in effect at the balance sheet date. The results of operations are translated at average exchange rates during the year. The effects of exchange rate fluctuations in translating assets and liabilities of international operations into U.S. dollars are accumulated and reflected as a cumulative translation adjustment in the combined statements of shareholders' equity. Transaction gains or losses are included in net income. There are no material transaction gains or losses in the accompanying financial statements for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements

The financial statements as of September 30, 1996, and for the nine months ended September 30, 1995 and 1996, are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the nine months ended September 30, 1996, are not necessarily indicative of the results to be expected for the full year.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)


3. PROPERTY AND EQUIPMENT:
   ----------------------

                                                            December 31,
                                                       ---------------------
                                             Useful                             September 30,
                                              Lives      1994         1995           1996
                                             ------    --------    ---------    -------------
                                                                   (in thousands)
   Office equipment                            3-5     $    600    $     765     $     922
   Office furniture                           7-10           59           71            85
                                                       --------    ---------     ---------
                                                            659          836         1,007
   Less- Accumulated depreciation and
    amortization                                           (415)        (514)         (635)
                                                       --------    ---------     ---------
                                                       $    244    $     322     $     372
                                                       ========    =========     =========

4. NOTE RECEIVABLE
   ---------------

The Company had a note receivable in the original amount of $150,000 from a company that provided direct mail services to the Company. The current and noncurrent portion of this note receivable is included in the accompanying combined balance sheets in prepaid expenses and other and other assets, respectively. Interest only, at 9% per annum, was paid through April 1994. Thereafter, principal and interest were due in monthly payments of $7,000 until maturity in August 1996, when the note was paid off. At December 31, 1994 and 1995, the principal balance of the note was $103,000 and $53,000, respectively.

5. ACCRUED LIABILITIES:
   -------------------

                                        December 31,
                                   -------------------
                                                        September 30,
                                     1994       1995        1996
                                   -------    -------   -------------
                                              (in thousands)
    Accrued compensation           $   612    $   749   $         733
    Accrued other                      243        542             570
                                   -------   --------   -------------
                                   $   855   $  1,291   $       1,303
                                   =======   ========   =============

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)


6. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

The Company leases facilities and equipment under noncancelable operating leases with terms through 2003. Rent expense under operating leases for the years ended December 31, 1993, 1994 and 1995, was $161,000, $199,000, $231,000,
respectively.

Future minimum lease payments under the Company's operating leases as of December 31, 1995, are as follows (in thousands):

                                                              Operating
                                                                Leases
                                                            --------------
          1996                                                $       235
          1997                                                        232
          1998                                                        180
          1999                                                         95
          2000                                                         31
          Thereafter                                                   78
                                                              -----------
          Total minimum lease payments                        $       851
                                                              ===========

The Company is party to various claims and other matters arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)



7. COMMON STOCK:
   -------------

The combined common stock of the Company as of December 31, 1995 and September 30, 1996, consisted of the following:

                                                       Common Stock
                                                 ---------------------------
                                                 December 31,  September 30,
                                                    1995           1996
                                                 -----------   -----------
TARP, Inc.                                             (in thousands)
  $.10 par value, 15,000 shares
    authorized, 10,000 shares issued and
    9,900 outstanding                            $      1      $       1
TARP (Europe) Limited
  (Pounds)1 par value, 50 shares
    authorized, 6 shares issued
    and outstanding                                    --             --
  $1 par Bearer shares, 10,000
    outstanding at September 30, 1996                  --             10
TARP Information Systems, Inc.
  $1 par value, 1,000,000 shares
    authorized, 150,000 and 160,000 shares
    issued and outstanding                            150            150
                                                 --------      ---------

                                                 $    151      $     161
                                                 ========      =========

8. RELATED-PARTY TRANSACTIONS:
   ---------------------------

DMG Associates, Ltd.

DMG Associates, Ltd. ("DMG"), a limited partnership, is partially owned by the Company's shareholders. DMG owns two townhouses which it rents to the Company. The Company leased storage space from DMG until November 1995. Rent paid to DMG for 1993, 1994 and 1995 was $29,000, $13,000 and $14,000, respectively.

Prior to 1993, the Company had at times and under various terms paid certain expenses directly or lent monies to DMG for various repairs, maintenance and improvements of its properties. Interest income earned on these notes in each of the years 1993, 1994 and 1995 was $17,000. The balance of the notes including accrued interest at December 31, 1994 and 1995, was $207,000 and $224,000, respectively. The balance was repaid in 1996 through a distribution to the shareholders.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)






Chesapeake Computer Resources, Inc.

Chesapeake Computer Resources, Inc. ("CCR") was started by several former employees of TARP Information Systems, Inc. ("TIS") during 1995 and provides services for TIS clients. The Company has an agreement with CCR to utilize certain CCR employees' software expertise as necessary. The agreement calls for a monthly payment to CCR of $8,000 through December 31, 1997. In return, the Company can use up to 200 person-days per year of CCR staff. The Company subleases office space from CCR and shares certain office costs.

Loans to officers as of December 31, 1993, 1994 and 1995 and September 30, 1996 are $11,000, $9,000, $87,000, and $62,000, respectively and are included in the accompanying combined balance sheets in prepaid expenses and other.

9.  BENEFIT PLANS:
    -------------

The Company maintained a 401(k) profit sharing plan for employees of TARP, Inc. and Affiliates. The Company had matched 1% of employee contributions from 3% up to 15% of the employee's salary. Total employer contributions were $11,000 and $13,000 in 1995 and 1994, respectively. In conjunction with the sale of the business, as discussed in Note 1, the plan was terminated on October 25, 1996. Upon termination of the plan all participants became 100% vested in their employer contributions.

TARP (Europe) Limited maintains a defined contribution pension plan for its employees. TARP (Europe) Limited makes discretionary contributions from time to time. Total employer contributions were $15,000, $12,000 and $55,000 for 1993, 1994 and 1995, respectively.

                           TARP, INC. AND AFFILIATES
                           -------------------------


              NOTES TO COMBINED FINANCIAL STATEMENTS (CONCLUDED)
              --------------------------------------------------
     (Information as of September 30, 1996, and for the nine months ended
                   September 30, 1995 and 1996 is unaudited)



10. INTERNATIONAL OPERATIONS DATA:
    ------------------------------

The Company operates in one business segment. The following table presents summarized data for the Company's international operations (principally in Europe) which are shown without elimination of intercompany transactions.


                                   Fiscal Year (Note 1)
                                  ----------------------
                                   1993    1994    1995
                                  ------  ------  ------
        Revenues                  $2,484  $3,418  $4,345
        Operating income(loss)    $  (84) $  288  $  162
        Identifiable assets       $1,592  $3,096  $4,315


                 TELESPECTRUM WORLDWIDE, INC. AND SUBSIDIARIES
                 ---------------------------------------------

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
               -------------------------------------------------

                             BASIS OF PRESENTATION
                             ---------------------


The following unaudited pro forma combined financial statements give effect to the acquisitions by TeleSpectrum Worldwide of substantially all of the net assets of the Operating Businesses (see Note 1) (which occurred contemporaneously with the closing of TeleSpectrum Worldwide's initial public offering on August 12, 1996--see previously filed Form S-1 Registration Statement) and the acquisition of TARP, Inc. and Affiliates (which occurred effective October 1, 1996). These acquisitions were accounted for using the purchase method of accounting. These statements are based on the historical financial statements of TeleSpectrum Worldwide, the Operating Businesses and TARP, Inc. and Affiliates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet gives effect to the TARP, Inc. and Affiliates transaction as if it had occurred on September 30, 1996. The unaudited pro forma combined statements of income give effect to all of the acquisitions as if they had occurred on January 1, 1995.

The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the estimates regarding allocation of the purchase price of the Operating Businesses and TARP, Inc. and Affiliates are not expected to materially differ from the final adjustments. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results that TeleSpectrum Worldwide would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of TeleSpectrum Worldwide. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A, together with the audited financial statements and the notes thereto included in the TeleSpectrum Worldwide Inc. Form S-1 Registration Statement and with TeleSpectrum Worldwide Inc.'s Form 10-Q for the period ended September 30, 1996.

                    TELESPECTRUM WORLDWIDE INC.* OPERATING
                    --------------------------------------
                              BUSINESSES AND TARP
                              -------------------


                    PRO FORMA COMBINED STATEMENT OF INCOME
                    --------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                     ------------------------------------

                                (in thousands)

                                  (unaudited)

                                                     Operating Businesses--Historical**
                                -------------------------------------------------------------------------------
                                                                                    The
                                                                                  Response         Tele-
                               SOMAR          NBG         Harris       Reich        Center       Spectrum        TARP**
                               -----       ---------     --------     --------    ---------      ----------     ---------
REVENUES                       $ 31,900    $  12,829     $ 12,690     $ 12,253    $   6,428      $  11,854      $  10,986
                               --------    ---------     --------     --------    ---------      ----------     ---------
OPERATING EXPENSES:
  Cost of services               25,048        8,572        6,402        7,836        3,401          8,338          4,248
  Selling, general and
    administrative                5,162        2,115        2,986        2,534        2,662          3,072          2,729
  Goodwill amortization              --           --           --           --           --             --             --
                               --------    ---------     --------     --------    ---------      ----------     ---------
      Total operating
        expenses                 30,210       10,687        9,388       10,370        6,063         11,410          6,977
                               --------    ---------     --------     --------    ---------      ----------     ---------
      Operating income            1,690        2,142        3,302        1,883          365            444          4,009

INTEREST INCOME                      45           19           70           14           10            --             243

INTEREST EXPENSE                   (756)         (55)        (214)         (57)         --            (184)            (1)
                               --------    ---------     --------     --------    ---------      ----------     ---------
   Income before taxes              979        2,106        3,158        1,840          375            260          4,251

INCOME TAXES                        --          --           --           --            --              18           (109)
                               --------    ---------     --------     --------    ---------      ----------     ---------
NET INCOME                     $    979    $   2,106     $  3,158     $  1,840    $     375      $     278      $   4,142
                               ========    =========     ========     ========    =========      ==========     =========
                                           Pro Forma        Pro Forma
                                           Acquisitions       Tele-
                                           and Offering     Spectrum
                                           Adjustments      Worldwide
                                           ------------     ---------
REVENUES                                   $    --          $  98,940
                                           -------          ---------
OPERATING EXPENSES:
  Cost of services                              200 (b)        64,045
  Selling, general and
    administrative                           (1,091)(b)        20,169
  Goodwill amortization                       7,008 (a)         7,008
                                           --------         ---------
      Total operating
        expenses                              6,117            91,222
                                           --------         ---------
      Operating income                       (6,117)            7,718

INTEREST INCOME                                --                 401

INTEREST EXPENSE                              1,172 (c)           (95)
                                           --------         ---------
   Income before taxes                       (4,945)            8,024

INCOME TAXES                                 (3,612)(e)        (3,703)
                                           --------         ---------
NET INCOME                                 $ (8,557)        $   4,321
                                           ========         =========
PRO FORMA NET INCOME
  PER SHARE                                                 $   0.19  (f)
                                                            ---------
SHARES USED IN
  COMPUTING
  PRO FORMA
  NET INCOME PER                                               23.054 (f)
  SHARE                                                     =========

* TeleSpectrum Worldwide Inc. was incorporated on April 26, 1996; accordingly, there were no historical results prior to that date.


** Includes historical results of the Operating Businesses and TARP from January
   1, 1995 to December 31, 1995.


        The accompanying notes are an integral part of this statement.

                 TELESPECTRUM WORLDWIDE INC. AND SUBSIDIARIES,
                 ---------------------------------------------
                         OPERATING BUSINESSES AND TARP
                         -----------------------------


                    PRO FORMA COMBINED STATEMENT OF INCOME
                    --------------------------------------

                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                     ------------------------------------

                                (in thousands)

                                  (unaudited)

                                                               Operating Businesses--Historical*
                                         -----------------------------------------------------------------------------
                                Tele
                              Spectrum                                                    The
                               World-                                                   Response     Tele-
                               wide*      SOMAR        NBG        Harris     Reich       Center     Spectrum    TARP**
                              --------    -------     -------     --------  -------     --------    ---------   -------
REVENUES                      $17,295     $26,421     $11,311    $6,304     $14,558     $3,927      $10,529     $8,312
                              -------     -------     -------    ------     -------     ------      -------     ------
OPERATING EXPENSES:
  Cost of services             11,528      21,406       7,686     3,140       8,550      2,101        6,974      3,505
  Selling, general and
     administrative             3,660       3,817       1,645     1,986       1,466      1,519        2,929      2,367
  Goodwill amortization           834          --          --        --          --         --           --         --
                              -------     -------     -------    ------     -------     ------      -------     ------
     Total operating
       expenses                16,022      25,223       9,331     5,126      10,016      3,620        9,903      5,872
                              -------     -------     -------    ------     -------     ------      -------     ------

     Operating income
       (loss)                   1,273       1,198       1,980     1,178       4,542        307          626      2,440

INTEREST INCOME                   380          11          37        53          19         20           --        162
INTEREST EXPENSE                  (59)       (572)        (70)      (97)        (50)        --         (129)        --
                              -------     -------     -------    ------     -------     ------      -------     ------
  Income (loss) before
     taxes                      1,594         637       1,947     1,134       4,511        327          497      2,602

INCOME TAXES                     (638)         --         (79)       --          --         --           --       (107)
                              -------     -------     -------    ------     -------     ------      -------     ------
NET INCOME                    $   956     $   637     $ 1,868    $1,134     $ 4,511     $  327      $   497     $2,495
                              =======     =======     =======    ======     =======     ======      =======     ======
                                    Pro Forma        Pro Forma
                                    Acquisitions        Tele-
                                    and Offering      Spectrum
                                    Adjustments      Worldwide
                                    ------------     ---------
REVENUES                            $     --         $  98,657
                                    ------------     ---------
OPERATING EXPENSES:
  Cost of services                        (30) (b)      64,860
  Selling, general and
     administrative                      (192) (b)      19,197
  Goodwill amortization                 4,417  (a)       5,251
                                    ---------        ---------
     Total operating
       expenses                         4,195           89,308
                                    ---------        ---------

     Operating income
       (loss)                          (4,195)           9,349

INTEREST INCOME                           (90) (d)         592
INTEREST EXPENSE                          668  (c)        (309)
                                    ---------        ---------
  Income (loss) before
     taxes                             (3,617)           9,632

INCOME TAXES                           (3,333)  (e)      (4,157)
                                    ---------        ---------
NET INCOME                          $  (6,950)       $   5,475
                                    =========        =========
PRO FORMA NET                                        $    0.24 (f)
  INCOME PER SHARE

SHARES USED IN
   COMPUTING PRO
   FORMA NET INCOME
   PER SHARE                                            23,117 (f)
                                                     =========

* Includes historical results of Operating Businesses from January 1, 1996 to August 12, 1996. TeleSpectrum Worldwide includes the results of the Operating Businesses subsequent to August 12, 1996, except for TARP.

** Includes historical results of TARP from January 1, 1996 to September 30,
   1996.

        The accompanying notes are an integral part of this statement.

                 TELESPECTRUM WORLDWIDE INC. AND SUBSIDIARIES
                 --------------------------------------------

                       PRO FORMA COMBINED BALANCE SHEET
                       --------------------------------

                              SEPTEMBER 30, 1996
                              ------------------
                       (in thousands, except share data)
                                  (unaudited)

                                          ASSETS
                                                Historical                      Pro Forma
                                          ----------------------      ----------------------------
                                             TWI          TARP         Adjustments        Consolidated
                                          ---------     --------      ------------        ------------
CURRENT ASSETS:
  Cash and cash equivalents               $  57,943     $  4,865      $  (15,600)(g)      $  47,208
  Marketable securities                         441          --              --                 441
  Accounts receivable, net                   21,250        1,563             --              22,813
  Unbilled revenues                             --           130             --                 130
  Receivable from former owners                 --           --            1,223 (g)          1,223
  Prepaid expenses and other                  2,756          235             --               2,991
                                          ---------     --------      ----------          ---------
     Total current assets                    82,390        6,793         (14,377)            74,806

PROPERTY AND EQUIPMENT, NET                  22,750          372             --              23,122

GOODWILL, NET                               152,370          --           17,000 (g)        169,370

OTHER ASSETS                                    654           11             --                 665
                                          ---------     --------      ----------          ---------
Total assets                              $ 258,164     $  7,176      $    2,623          $ 267,963
                                          =========     ========      ==========          =========
                                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt    $   1,577     $    --       $      --           $   1,577
  Payable to former owners                    3,786          --              --               3,786
  Stockholder distribution payable               --        3,801             --               3,801
  Accounts payable                            5,301          337             --               5,638
  Accrued liabilities                         5,460        1,303             --               6,763
  Customer advances                             843           --             --                 843
  Deferred revenue                               --        1,046             --               1,046
 Other current liabilities                    7,307          --              --               7,307
                                          ---------     --------      ----------          ---------
     Total current liabilities               24,274        6,487             --              30,761
                                          ---------     --------      ----------          ---------
DEFERRED INCOME TAXES                           195          --              --                 195
                                          ---------     --------      ----------          ---------
LONG-TERM DEBT                                2,626          --              --               2,626
                                          ---------     --------      ----------          ---------
OTHER NONCURRENT LIABILITIES                     --           62             --                  62
                                          ---------     --------      ----------          ---------
STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value,
  5,000,000 shares authorized, no shares
  issued or outstanding                          --          --              --                --

 Common stock, $.01 par value,
 200,000,000 shares
 authorized, 25,054,632 shares issued           248          161            (158)(g)            251
   and outstanding (pro forma)
 Additional paid-in capital                 229,865          --            3,247 (g)        233,112
Retained earnings                               956          485            (485)(g)            956
Cumulative foreign currency translation
 adjustments
                                                 --          (18)             18 (g)           --
Treasury stock, at cost                          --           (1)              1 (g)           --
                                          ---------     --------      ----------          ---------
     Total shareholders' equity             231,069          627           2,623            234,319
                                          ---------     --------      ----------          ---------
     Total liabilities and shareholders'
 equity                                   $ 258,164     $  7,176      $    2,623          $ 267,963
                                          =========     ========      ==========          =========

        The accompanying notes are an integral part of this statement.

                 TELESPECTRUM WORLDWIDE, INC. AND SUBSIDIARIES
                 ---------------------------------------------


                     NOTES TO UNAUDITED PRO FORMA COMBINED
                     -------------------------------------
                             FINANCIAL STATEMENTS
                             --------------------




1.   BACKGROUND:
     -----------

TeleSpectrum Worldwide Inc. ("TeleSpectrum Worldwide") was incorporated in Delaware on April 26, 1996, as a wholly owned subsidiary of CRW Financial, Inc. ("CRW"). In May 1996, CRW assigned to TeleSpectrum Worldwide its rights to acquire substantially all of the net assets of SOMAR, Inc. ("SOMAR"), NBG Services, Inc. ("NBG"), Harris Direct Marketing, Inc. and Harris Fulfillment, Inc. ("Harris"), The Reich Group Companies ("Reich"), The Response Center, Inc. and The Tab House, Inc. (the "Response Center"), and TeleSpectrum, Inc. and TeleSpectrum Training Services, Inc. ("TeleSpectrum"); together, the "Operating Businesses." These acquisitions occurred contemporaneously with the closing of TeleSpectrum Worldwide's initial public offering (the "Offering") on August 12, 1996, and were accounted for using the purchase method. The total purchase price of the Operating Businesses was $161.2 million, which consisted of (i) $90.9 million in cash paid to the sellers of the Operating Businesses (the "Sellers");
(ii) forgiveness of a $500,000 promissory note from TeleSpectrum; (iii) $44.7 million estimated fair value of 4,403,863 shares of Common stock issued to the Sellers; (iv) the $2.1 million estimated fair value of warrants to purchase 593,400 shares of Common Stock at the offering price of $15 per share issued in connection with the acquisitions of the Operating Businesses ("Acquisitions");
(v) $18.7 million deemed value for accounting purposes of the CRW Lender Warrants and CRW Management Warrants to purchase 2,272,562 shares of Common Stock ("owned by CRW") at $1.50 per share; and (vi) transaction costs of $4.3 million. The purchase price for the Acquisitions is subject to certain purchase price adjustments and earnout arrangements, which have not yet been determined. TeleSpectrum Worldwide provides inbound and outbound telemarketing, inbound customer services, direct mail and fulfillment, market research, and other services such as strategic and database marketing, consulting and training.

Effective October 1, 1996, TeleSpectrum Worldwide acquired substantially all of the assets and assumed substantially all of the liabilities of TARP, Inc. and TARP Information Systems, Inc. and purchased all of the outstanding stock of TARP (Europe) Limited (collectively, "TARP, Inc. and Affiliates" or "TARP"). The combined purchase price excluding transaction costs for TARP consisted of $15 million in cash, 261,632 shares of TeleSpectrum Worldwide common stock and earnout provisions whereby the sellers may be entitled to additional purchase price during the next three years of up to $5 million based upon the achievement of defined operating results of the TARP businesses.

                 TELESPECTRUM WORLDWIDE, INC. AND SUBSIDIARIES
                 ---------------------------------------------


                     NOTES TO UNAUDITED PRO FORMA COMBINED
                     -------------------------------------

                       FINANCIAL STATEMENTS (CONTINUED)
                       --------------------------------


2.   HISTORICAL:
     -----------

The historical balances for the Operating Businesses for the Pro Forma Combined Statements of Income for the year ended December 31, 1995, and the nine months ended September 30, 1996, include the historical results of the Operating Businesses, described above, for the period from January 1, 1995 to December 31, 1995, and for the period from January 1, 1996 to August 12, 1996 (date of the closing of the offering), respectively. The historical balances for TeleSpectrum Worldwide for the Pro Forma Combined Statements of Income for the nine months ended September 30, 1996, include the historical results of TeleSpectrum Worldwide Inc. from its inception on April 26, 1996 to September 30, 1996, which includes the operating results of the Operating Businesses from August 13, 1996 to September 30, 1996. The historical balances of TeleSpectrum Worldwide for the pro forma combined balance sheet as of September 30, 1996, include the accounts of TeleSpectrum Worldwide and its Subsidiaries including the Operating Businesses described above (see previously filed Form S-1).

The historical balances for TARP, Inc. and Affiliates were derived from the historical combined statements of income for the year ended December 31, 1995, and the nine months ended September 30, 1996, and the historical combined balance sheet as of September 30, 1996, which are included elsewhere in this Form 8-K/A.

3.   PRO FORMA ADJUSTMENTS:
     ----------------------

Statements of Income
--------------------

The following pro forma adjustments for the acquisitions of the Operating Businesses and TARP, Inc. and Affiliates are reflected in the pro forma combined statements of income for the year ended December 31, 1995, and the nine months ended September 30, 1996:

(a) To reflect the amortization expense for the goodwill recorded in connection with the acquisitions of the Operating Businesses and TARP. The goodwill is being amortized on a straight-line basis over an estimated life of 25 years.

(b) To reflect officers' compensation expense of the Operating Businesses, TARP and TeleSpectrum Worldwide based upon employment agreements entered into upon the closing of the Acquisitions.

(c) To reflect the elimination of interest expense resulting from the reduction of debt from the net proceeds of the Offering.

(d) To reflect the elimination of interest income resulting from the reduction of cash used in the acquisition of TARP.

(e) To calculate the provision for income taxes on the combined pro forma income before taxes at the effective tax rates of the combined companies.

                 TELESPECTRUM WORLDWIDE, INC. AND SUBSIDIARIES
                 ---------------------------------------------


                     NOTES TO UNAUDITED PRO FORMA COMBINED
                     -------------------------------------

                       FINANCIAL STATEMENTS (CONTINUED)
                       --------------------------------



(f) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon the estimated average number of shares of Common Stock and common stock equivalents outstanding during the period less shares issued in the Offering whose proceeds will be used for working capital and capital expenditures. In addition, the weighted averages shares outstanding includes the shares of Common stock issued in the acquisition of TARP, Inc, and Affilates.

The pro forma net income and pro forma net income per share for the nine months ended September 30, 1995 was $3,227,000 and $0.14 per share, respectively. TeleSpectrum Worldwide Inc's previously reported pro forma net income and pro forma net income per share for the nine months ended September 30, 1995 was $3,396,000 and $0.15 per share, respectively.

Balance Sheet
-------------

The following pro forma adjustments for the acquisition of TARP, Inc. and Affiliates are reflected in the pro forma combined balance sheet as of September 30, 1996.

(g) To reflect (i) the cash portion of the purchase price of TARP, Inc., and Affilates, payable at closing; (ii) the issuance of 261,632 shares of Common Stock to the sellers at fair market value discounted 35% to reflect restrictions on the sale of the shares; (iii) estimated transaction costs;
     (iv) estimated purchase price adjustment based upon certain closing net worth requirements and (v) the allocation of the purchase price.

                                       (i)          (ii)           (iii)           (iv)          (v)          Total
                                   ----------    -----------    -----------    -----------    ----------   -----------
                                                                      (in thousands)
Cash and cash
  equivalents                      $ (15,000)                   $     (600)                                $  (15,600)
Receivable from
  former owners                                                                $  1,223                    $    1,223
Goodwill                           $  15,000     $   3,250      $      600     $ (1,223)      $ (627)      $   17,000
Common stock                                     $      (3)                                   $  161       $      158
Additional paid-in
capital                                          $  (3,247)                                                $   (3,247)

Retained earnings                                                                             $  485       $      485
  Cumulative foreign
  currency
  translation
  adjustments                                                                                 $  (18)      $      (18)
Treasury stock                                                                                $   (1)      $       (1)

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TELESPECTRUM WORLWIDE INC.


                                              BY: /s/ Richard C. Schwenk, Jr.
                                                  -------------------------
                                                  Richard C. Schwenk, Jr.
                                                  Senior Vice President and
                                                  Chief Financial Officer



January 13, 1996